UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2020 (June 25, 2020)

Commission file number 001-16583.
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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	58-2632672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309-7676
(Address of principal executive offices)
(404) 853-1400
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On June 30, 2020, Acuity Brands, Inc. (“we,” “our,” “us,” “the Company,” or similar references) issued a press release containing information about our results of operations for our fiscal quarter ended May 31, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2020, the Board of Directors (the “Board”) of Acuity Brands, Inc. increased the size of the Board from eleven to twelve members and elected Laura O’Shaughnessy to the Board. Ms. O’Shaughnessy, whose term will expire at the next annual meeting of stockholders, was also appointed to the Governance and Audit Committees.
Ms. O’Shaughnessy, age 42, is co-founder of SocialCode, LLC (“SocialCode”), a technology company that manages digital and social advertising for leading consumer brands, and has served as its Chief Executive Officer since 2009. Prior to that Ms. O’Shaughnessy oversaw business development and product strategy for the Slate Group, an online publisher, where she specialized in advertising product development and strategic partnerships. Ms. O’Shaughnessy serves on the board of directors of Vroom, Inc.
There are no arrangements between Ms. O’Shaughnessy and any other person pursuant to which Ms. O’Shaughnessy was selected as a director. No family relationships exist between Ms. O’Shaughnessy and any of the Company’s directors or executive officers.
Ms. O’Shaughnessy’s husband serves as the Chief Executive Officer of Graham Holdings, Inc. (“Graham Holdings”), and her father is the Chairman of the Board of Graham Holdings. SocialCode, where Ms. O’Shaughnessy serves as Chief Executive Officer, is owned by Graham Holdings. The Company made arm’s length purchases in the ordinary course of approximately $1.85 million in fiscal year 2019 and approximately $108,000 during the current fiscal year from another business owned by Graham Holdings (the “Graham Subsidiary”). We ceased issuing new purchase orders to the Graham Subsidiary in the first month of our third fiscal quarter, and we do not expect to make purchases from the Graham Subsidiary in the future. The purchases from the Graham Subsidiary during each of the last three fiscal years represented substantially less than 1% of each of Graham Holdings’ and the Company’s consolidated revenues.
Other than the transactions described above, there are no other transactions to which the Company is or was a participant and in which Ms. O’Shaughnessy has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Ms. O’Shaughnessy will participate in the standard non-employee director compensation arrangements described under “Compensation of Directors” in the Company’s 2019 proxy statement filed with the Securities and Exchange Commission on November 22, 2019. In accordance with the standard compensation arrangements, the Board approved a one-time restricted stock award for Ms. O’Shaughnessy with a value of $20,000 under the Company’s Amended and Restated 2012 Omnibus Stock Incentive Compensation Plan. The stock award will vest ratably over three years. Additionally, the Company has entered into its standard form of Indemnification Agreement with Ms. O’Shaughnessy that provides for the Company to indemnify directors against all expenses (as defined in the agreement), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director and arising out of the director’s service. The Form of Indemnification Agreement, filed as Exhibit 10.1 to this Current Report on Form 8‑K, was previously filed with the Commission in a Form 8-K on February 9, 2010 and is incorporated herein by reference.
On June 30, 2020, the Company issued a press release announcing the appointment of Ms. O’Shaughnessy. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 8.01. Other Events.
On June 25, 2020, the Board declared a quarterly dividend of $0.13 per share. A copy of the related press release is attached as Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Indemnification Agreement.
99.1	Press Release dated June 30, 2020.
99.2	Press Release dated June 30, 2020.
99.3	Press Release dated June 25, 2020.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 30, 2020

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1	Form of Indemnification Agreement.	Reference is made to Exhibit 10.1 to the registrant’s Form 8-K filed with the Commission on February 9, 2010, which is incorporated herein by reference.
99.1	Press Release dated June 30, 2020.	(Filed with the Commission as part of this Form 8-K).
99.2	Press Release dated June 30, 2020.	(Filed with the Commission as part of this Form 8-K).
99.2	Press Release dated June 25, 2020.	(Filed with the Commission as part of this Form 8-K).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).	(Filed with the Commission as part of this Form 8-K).